EXHIBIT 23.1


LABONTE & CO.                                     1205 - 1095 West Pender Street
-----------------------------------------         Vancouver, BC  Canada
C H A R T E R E D  A C C O U N T A N T S          V6E 2M6
-----------------------------------------         Telephone    (604) 682-2778
                                                  Facsimile    (604) 689-2778
                                                  Email:       rjl@labonteco.com







October 1, 2001



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form SB-2

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated October 1, 2001, of the following:

o Our report to the Stockholders and Directors dated March 7, 2001 for the fiscal years ended December 31, 2000 and 1999.

o Our report dated March 31, 2000 to the Directors of Enersphere.com, Inc. for the period from September 28, 1999 to January 8, 2000.

o Our report dated March 31, 2000 to the Directors of Urbana.ca Enterprises Corp. for the period from May 1, 1999 to January 3, 2000.

o Our report dated March 31, 2000 to the Directors of E-Bill Direct Inc. for the period from May 27, 1999 to January 9, 2000.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,



LABONTE & CO.
Chartered Accountants